F.N.B. Corporation Reports Second Quarter 2013 Net Income of $29.2 Million or $0.20 per Share

HERMITAGE, Pa., July 23, 2013 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) today reported second quarter of 2013 net income of $29.2 million, or $0.20 per diluted share, compared to first quarter of 2013 net income of $28.5 million, or $0.20 per diluted share and second quarter of 2012 net income of $29.1 million, or $0.21 per diluted share.

On an operating1 basis, second quarter of 2013 operating net income was $30.1 million, or $0.21 per diluted share, compared to first quarter of 2013 operating net income of $28.8 million, or $0.20 per diluted share. Second quarter of 2012 operating net income was $29.3 million, or $0.21 per diluted share. Operating results are shown adjusted for merger-related costs and other non-operating items as appropriate; refer to the accompanying data tables for details.

Results Summary	2Q13	1Q13	2Q12
Reported Results
Net income ($ in millions)	$29.2	$28.5	$29.1
Net income per diluted share	$0.20	$0.20	$0.21
Operating Results (Non-GAAP)[1]
Net income ($ in millions)	$30.1	$28.8	$29.3
Net income per diluted share	$0.21	$0.20	$0.21

Vincent J. Delie, President and Chief Executive Officer, commented, "Second quarter results reflect consistent and strong performance across the company. We continued to grow commercial and consumer loans and achieved record-high levels of loan production volume during the quarter. Our ability to attract new clients to FNB contributed to solid growth in low-cost transaction deposits. Additionally, the core net interest margin remained stable and asset quality results reflect our focus on maintaining high-quality credit standards."

Mr. Delie continued, "We also further strengthened FNB's franchise with the recently announced agreement to acquire BCSB Bancorp, Inc. This expansion of our presence in the Maryland market results in a top ten deposit market share in the Baltimore MSA with just under $1.0 billion in pro-forma deposits and twenty-four banking locations. Our acquisition strategy continues to provide FNB with significant organic growth opportunities and we are pleased with the talented team of bankers we have in place to execute our plans for the Maryland market."

Second Quarter 2013 Highlights

  Loan growth momentum continued. Total average loans grew, on an organic2 basis, $114.6 million, or 5.6% annualized, linked-quarter, and $455.1 million, or 5.8%, on a year-over-year basis.
  Linked-quarter average organic loan growth:
    Average organic commercial loan growth was $64.6 million, or 5.8% annualized, driven by growth in the commercial and industrial (C&I) portfolio.
    Average organic consumer loan growth was $75.8 million or 11.8% annualized.
    Average residential mortgage loans declined $30.2 million, or 11.2% annualized, on an organic basis, reflecting accelerated pre-payment speeds and FNB's strategy of not retaining the majority of originated fixed rate residential mortgage loans.
  Year-over-year average organic loan growth:
    Average organic commercial loan growth was $315.6 million, or 7.5%, driven by growth in the C&I portfolio.
    Average organic consumer loan growth was $258.6 million or 10.8%.
    Average residential mortgage loans declined $120.2 million, or 10.3%, on an organic basis.
  FNB's deposit mix strengthened with continued growth in transaction deposits and customer repurchase agreements. Average transaction deposits and customer repurchase agreements grew, on an organic basis, $136.6 million, or 7.4% annualized, linked–quarter, and $553.6 million, or 7.9%, on a year-over-year basis. These deposits represent 77% of total deposits and customer repurchase agreements at June 30, 2013, improved from 75% at March 31, 2013 and 73% at June 30, 2012.
  The net interest margin was 3.63% compared to 3.66% in the prior quarter, with the slight narrowing primarily reflecting lower accretable yield levels.
  The efficiency ratio was 58.6%, slightly improved on a linked-quarter basis and a good level given that revenue synergies and cost savings related to the Annapolis Bancorp, Inc. (ANNB) acquisition are in the early stages.
  Credit quality metrics remained good and reflect overall consistent results. Non-performing loans and other real estate owned (OREO) as a percentage of total originated loans and OREO remained at 1.59%. Net charge-offs were 0.33% annualized of total average originated loans, compared to a very low 0.22% annualized in the prior quarter.
  Results and profitability metrics include the effect of the completion of the acquisition of ANNB on April 6, 2013. The addition of ANNB added approximately $435 million in total assets, $259 million in loans and $358 million in deposits and customer repurchase agreements.

Second Quarter 2013 Results – Comparison to Prior Quarter
(All comparisons refer to the first quarter of 2013, except as noted)

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $98.5 million, increasing $3.7 million or 3.9%. The net interest margin of 3.63% narrowed slightly by 3 basis points with 2 basis points of the narrowing due to lower accretable yield in the second quarter and the remainder reflecting the extended low interest rate environment. Accretable yield totaled $0.5 million compared to $1.3 million in the prior quarter. Solid organic loan growth and the addition of ANNB resulted in average earning asset growth of $413.1 million or 3.9%.

Average loans totaled $8.5 billion and increased $373.5 million, or 4.6%, reflecting loans acquired from the ANNB acquisition ($259 million) and organic loan growth. Total organic loan growth was $114.6 million or 5.6% annualized. Organic growth in the commercial portfolio continued, with average balances increasing $64.6 million, or 5.8% annualized, primarily due to $36.3 million, or 8.8% annualized, organic growth in the C&I portfolio. Average consumer loan growth (consisting of direct, consumer lines of credit and indirect loans) was also strong with these balances increasing $75.5 million, or 11.8% annualized, driven by growth in home equity-related loans originated across FNB's branch network.

Total average deposits and customer repurchase agreements totaled $10.3 billion and increased $395.7, or 4.0%, due to deposits acquired from the ANNB acquisition ($358 million) and organic growth. FNB's deposit mix continued to strengthen with organic growth in lower-cost transaction deposit accounts and customer repurchase agreements of $136.6 million, or 7.4% annualized, through new account acquisition and customers maintaining higher average balances. Time deposits continued to decline as expected, due to the lower offered rate environment. As of June 30, 2013, FNB's funding remains predominantly customer-based, with total customer-based funding representing 97% of total deposits and borrowings. Loans as a percentage of total deposits and customer repurchase agreements were 83% compared to 82%.

Non-Interest Income
Non-interest income totaled $36.8 million, increasing $3.1 million, or 9.1%, reflecting increased service charge revenue, and consistent results across several business lines. In addition, the second quarter includes a $1.6 million gain on extinguishment of debt (refer to capital section for additional detail). Service charge revenue increased $2.0 million, or 12.9%, due to seasonally higher volume and the benefit of the ANNB acquisition-related volume. The lower insurance commissions and fees reflect normal seasonality due to contingent fee revenue typically received in the first quarter of a calendar year.

Non-Interest Expense
Non-interest expense totaled $84.2 million, increasing $5.3 million or 6.7%. Merger-related costs of $2.9 million and $0.4 million were included in the second quarter and first quarter of 2013, respectively. Excluding merger-related costs, non-interest expense increased $2.7 million, or 3.5%, primarily as a result of the addition of ANNB operating expenses. The efficiency ratio improved to 58.6% from 59.8%. Operating leverage was positive, with total revenue growth of 4.5% (excluding securities gains and the second quarter of 2013 debt extinguishment gain) exceeding non-interest expense growth of 3.5% (excluding merger-related costs).

Credit Quality
Credit quality reflects consistent performance with continued good results. The provision for loan losses totaled $7.9 million compared to $7.5 million as provision levels continue to support solid loan growth. Net charge-offs totaled $7.3 million, or 0.34% annualized, compared to $4.2 million, or 0.21% annualized, with the increase reflecting very solid first quarter of 2013 results. Net charge-offs for the first six months of 2013 improved 5 basis points to 0.28% annualized from the prior year-to-date period. For the originated portfolio, net charge-offs increased 11 basis points to 0.33% annualized of average originated loans on a linked-quarter basis and improved 10 basis points to 0.28% annualized of average originated loans on a year-to-date basis. Primarily due to loan growth, the ratio of the allowance for loan losses to total originated loans was 1.35%, down from 1.39% at March 31, 2013. The ratio of the allowance for loan losses to total non-performing loans was 121.68% compared to 124.80%.

The ratio of non-performing loans and OREO to total loans and OREO improved 3 basis points to 1.40%. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO remained unchanged from the prior quarter at 1.59% at June 30, 2013. Total delinquency (total past due and non-accrual loans) to total originated loans improved 1 basis point to 1.44% at June 30, 2013.

Second Quarter 2013 Results – Comparison to Prior-Year Quarter
(All comparisons refer to the second quarter of 2012, except as noted)

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent basis totaled $98.5 million, increasing $2.2 million or 2.3%. The net interest margin of 3.63% compares to 3.80%, with 8 basis points of the narrowing attributed to lower accretable yield in the second quarter of 2013. The remainder of the net interest margin narrowing reflects lower yields on earning assets in response to the extended low interest rate environment, partially mitigated by benefits to the net interest margin from strong growth in average loans and lower cost transaction deposit and customer repurchase agreements and a lower cost of funds. Average earning assets grew $722.0 million, or 7.1%, reflecting strong organic loan growth and the addition of ANNB.

Average loans totaled $8.5 billion and increased $714.1 million, or 9.1%, reflecting loans added in the ANNB acquisition ($259 million) and organic loan growth of $455.1 million or 5.8%. Strong organic growth in the commercial portfolio continued, with average balances increasing $315.6 million or 7.5%. Average organic consumer loan growth (consisting of direct, consumer lines of credit and indirect loans) was also solid with these balances increasing $258.6 million, or 10.8%, driven by growth in home equity-related loans originated across FNB's branch network.

Total average deposits and customer repurchase agreements totaled $10.3 billion and increased $583.2 million, or 6.0%, reflecting balances added in the ANNB acquisition ($358 million) and organic growth. Organic growth in lower cost transaction deposit accounts and customer repurchase agreements was strong, with growth of $553.6 million, or 7.9%, through new account acquisition and customers maintaining higher average balances. Growth in non-interest bearing deposits was also strong, with average organic growth of $260.1 million or 16.6%.

Non-Interest Income
Non-interest income totaled $36.8 million, increasing $4.0 million or 12.1%. The increase reflects higher service charge revenue, as well as improved revenue across several business lines, including wealth management, insurance and mortgage banking, all of which reflect the benefit of revenue-enhancing strategies and initiatives. Wealth management revenue increased $1.2 million or 19.8%, gain on sale of loans increased $0.3 million, or 43.9%, and insurance commissions and fees increased $0.2 million or 5.6%. In addition, the second quarter of 2013 included a $1.6 million gain on the extinguishment of debt.

Non-Interest Expense
Non-interest expense totaled $84.2 million, increasing $5.7 million or 7.3%. The second quarter of 2013 and the second quarter of 2012 included merger-related costs of $2.9 million and $0.3 million, respectively. Excluding merger-related costs, non-interest expense increased $3.1 million, or 3.9%, and primarily reflects the additional operating costs related to the ANNB acquisition.

Credit Quality
Credit quality results reflect good, consistent results, with slight improvement over the prior-year quarter. The provision for loan losses was $7.9 million, compared to $7.0 million, reflecting additional provision for loan losses necessary to support strong organic loan growth and acquired loan activity. Charge-off performance continued to be good, with net charge-offs totaling $7.3 million, or 0.34% annualized, improving slightly from $7.5 million or 0.38% annualized. The ratio of the allowance for loan losses to total originated loans was 1.35%, compared to 1.49% at June 30, 2012. The ratio of the allowance for loan losses to total non-performing loans increased to 121.68% at June 30, 2013 compared to 104.89%.

The ratio of non-performing loans and OREO to total loans and OREO improved 27 basis points to 1.40% at June 30, 2013. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO improved 34 basis points to 1.59% at June 30, 2013. Total delinquency (total past due and non-accrual loans) to total originated loans improved 34 basis points to 1.44% at June 30, 2013.

Second Quarter 2013 Year-to-Date Results – Comparison to Prior Year-to-Date
(All comparisons refer to the second quarter 2012 year-to-date, except as noted)

Net income for the first six months of 2013 was $57.7 million, or $0.40 per diluted share, compared to $50.7 million or $0.36 per diluted share for the first six months of 2012.

Net interest income on a fully taxable equivalent basis totaled $193.3 million, increasing $4.2 million or 2.2%. The net interest margin of 3.64% compares to 3.77%, with the narrowing reflecting lower yields on earning assets in response to the extended low interest rate environment partially offset by the benefits to the net interest margin from strong growth in average loans and lower cost transaction deposit and customer repurchase agreements and a lower cost of funds. Average earning assets grew $613.3 million or 6.1%, reflecting strong organic loan growth and the addition of ANNB.

Average loans totaled $8.3 billion and increased $553.3 million, or 7.1%, reflecting loans added in the ANNB acquisition and organic loan growth of $433.1 million or 5.6%. Total average deposits and customer repurchase agreements totaled $10.1 billion and increased $461.7 million, or 4.8%, reflecting balances added in the ANNB acquisition and organic growth. Organic growth in lower cost transaction deposit accounts and customer repurchase agreements was strong, growing $617.6 million, or 8.9%. Growth in non-interest bearing deposits was strong, with average organic growth of $270.0 million or 17.8%.

Non-interest income totaled $70.4 million, increasing $5.9 million or 9.1%. The increase reflects improved revenue across several business lines, including wealth management, insurance and mortgage banking, all of which reflect the benefit of revenue-enhancing strategies and initiatives. Wealth management revenue increased $2.4 million or 20.9%, insurance commissions and fees increased $0.5 million or 5.9% and gain on sale of loans increased $0.5 million or 34.5%. In addition, the first six months of 2013 include a $1.6 million gain on extinguishment of debt that was primarily offset by lower swap fee-related revenue.

Non-interest expense totaled $163.0 million, decreasing $2.1 million, or 1.3%. Merger-related and severance costs of $3.3 million and $7.9 million were included in the first six months of 2013 and 2012, respectively. Excluding merger and severance costs, non-interest expense increased $2.5 million or 1.6%. The first six months of 2013 included the operating costs related to the ANNB acquisition and higher FDIC insurance expense of $0.9 million, or 21.1%, which were partially offset by the benefit of lower OREO expense of $2.1 million.

Credit quality results for the first six months of 2013 demonstrated stability and slight improvements compared to the year-ago period. The provision for loan losses equaled $15.4 million, increased from $13.6 million, reflecting provision for loan losses required to support the strong loan growth and acquired loan portfolio activity. Charge-off performance continued to be good, with net charge-offs totaling $11.5 million, or 0.28% annualized, improved from $12.6 million or 0.33% annualized.

Capital Position
The Corporation's capital levels at June 30, 2013 continue to exceed federal bank regulatory agency "well capitalized" thresholds. During the quarter, $15.0 million of FNB issued trust preferred securities (TPS) were repurchased at a discount by FNB, and the related debt extinguished. This $15.0 million was opportunistically purchased at auction and represents a portion of the underlying collateral of a pooled TPS that was liquidated by the trustee.

Regulatory capital ratios at June 30, 2013 (estimated) reflect the $15.0 million debt extinguishment of trust preferred securities, with remaining trust preferred securities included in Tier 1 capital totaling $189.0 million at June 30, 2013. At June 30, 2013, the estimated total risk-based capital ratio was 11.9% compared to 12.3% at March 31, 2013, the estimated tier 1 risk-based capital ratio was 10.4% compared to 10.7% at March 31, 2013, and the leverage ratio was 8.3% compared to 8.4%.

At June 30, 2013, the tangible equity to tangible assets ratio (non-GAAP measure) decreased slightly to 6.11% from 6.22%, and the tangible book value per share (non-GAAP measure) decreased slightly to $4.97 from $5.00. The slight decline in tangible equity levels primarily reflects the $14.9 million decrease in accumulated other comprehensive income (AOCI) due to the change in unrealized gains and losses included in AOCI given the current rate environment.

The dividend payout ratio for the second quarter of 2013 was 60%.

Conference Call
F.N.B. Corporation will host its quarterly conference call to discuss second quarter 2013 financial results on Wednesday, July 24, 2013 at 10:00 a.m. Eastern Time. Participating callers may access the call by dialing (888) 503-8169 or (719) 457-2628 for international callers; the confirmation number is 6825335. The Webcast and presentation materials may be accessed through the "Shareholder and Investor Relations" section of the Corporation's Web site at www.fnbcorporation.com.

A replay of the call will be available from 1:00 p.m. Eastern Time the day of the call until midnight Eastern Time on Wednesday, July 31, 2013. The replay is accessible by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 6825335. The call transcript and Webcast will be available on the "Shareholder and Investor Relations" section of F.N.B. Corporation's Web site at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Hermitage, Pennsylvania, is a regional diversified financial services company operating in six states and three major metropolitan areas including Pittsburgh, PA, where it holds the number three retail deposit market share, Baltimore, MD and Cleveland, OH. The Company has total assets of $12.6 billion and more than 250 banking offices throughout Pennsylvania, Ohio, West Virginia and Maryland. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, asset based lending, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

Cautionary Statement Regarding Forward-looking Information
We make statements in this press release and related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
    Changes in interest rates and valuations in debt, equity and other financial markets.
    Disruptions in the liquidity and other functioning of U.S. and global financial markets.
    Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
    Changes in customers', suppliers' and other counterparties' performance and creditworthiness which adversely affect loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.
    Slowing of the current moderate economic recovery and persistence or worsening levels of unemployment.
    Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.
  Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities.  Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management.  These developments could include:
    Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles.  We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
    The impact on fee income opportunities resulting from the limit imposed under the Durbin Amendment of the Dodd-Frank Act on the maximum permissible interchange fee that banks may collect from merchants for debit card transactions.
    Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and Basel III initiatives.
    Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and rapid technological developments and changes. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.
  Increased competition, whether due to consolidation among financial institutions; realignments or consolidation of branch offices, legal and regulatory developments, industry restructuring or other causes, can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.
  As demonstrated by our Annapolis Bancorp, Inc. acquisition and pending acquisitions of PVF Capital Corp. and BCSB Bancorp, Inc., we grow our business in part by acquiring from time to time other financial services companies, financial services assets and related deposits.  These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost, or difficulties, involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios and extent of deposit attrition; and the potential dilutive effect to our current shareholders.  In addition, with respect to the acquisition of Annapolis Bancorp, Inc. and the pending acquisitions of PVF Capital Corp. and BCSB Bancorp, Inc., F.N.B. Corporation may experience difficulties in expanding into a new market area, including retention of customers and key personnel of Annapolis Bancorp, Inc., PVF Capital Corp., Inc. and BCSB Bancorp, Inc.
  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.  Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and the competitive and regulatory landscape.  Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding some of these factors in our 2012 Form 10-K and first quarter of 2013 Form 10-Q, including the Risk Factors section of those reports, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

Important Information About the Merger With BCSB Bancorp
In connection with the proposed merger between F.N.B. and BCSB Bancorp, a definitive proxy statement of BCSB Bancorp and prospectus of F.N.B. will be filed with the SEC. SHAREHOLDERS OF BCSB BANCORP, INC. ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the definitive proxy statement/prospectus (when it is available), as well as other documents containing information about F.N.B. Corporation and BCSB Bancorp, may be obtained at the SEC's Internet site (http://www.sec.gov). In addition, investors and security holders may obtain free copies of the documents F.N.B. has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317, and free copies of the documents BCSB Bancorp has filed with the SEC by contacting Joseph J. Bouffard, President and Chief Executive Officer, BCSB Bancorp, Inc., 4111 East Joppa Road, Baltimore, MD 21236, telephone: (410) 256-5000.

F.N.B. and BCSB Bancorp and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from BCSB Bancorp shareholders in connection with the proposed merger. Information concerning such participants' ownership of BCSB Bancorp common stock will be set forth in the definitive proxy statement/prospectus when it becomes available.

[1]	Non-GAAP measures, refer to Non-GAAP Disclosures and detail in the accompanying data tables.
[2]	Organic growth represents growth excluding balances acquired via the acquisition of Annapolis Bancorp, Inc. on April 6, 2013.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				2Q13 -	2Q13 -
	2013		2012	1Q13	2Q12
	Second	First	Second	Percent	Percent
Statement of earnings	Quarter	Quarter	Quarter	Variance	Variance
Interest income	$107,841	$105,118	$109,285	2.6	-1.3
Interest expense	11,095	12,022	14,804	-7.7	-25.1
Net interest income	96,746	93,096	94,481	3.9	2.4
Taxable equivalent adjustment	1,743	1,741	1,831	0.1	-4.8
Net interest income (FTE) (1)	98,489	94,837	96,312	3.9	2.3
Provision for loan losses	7,903	7,541	7,027	4.8	12.5
Net interest income after provision (FTE)	90,586	87,296	89,285	3.8	1.5

Service charges	18,660	16,531	17,588	12.9	6.1
Insurance commissions and fees	4,101	4,430	3,882	-7.4	5.6
Securities commissions and fees	2,867	2,923	2,030	-1.9	41.2
Trust income	4,167	4,085	3,842	2.0	8.5
Gain on sale of securities	68	684	260	n/m	n/m
Gain on sale of loans	1,022	1,021	711	0.1	43.9
Other	5,866	3,999	4,465	46.7	31.4
Total non-interest income	36,751	33,673	32,778	9.1	12.1

Salaries and employee benefits	43,201	43,905	41,070	-1.6	5.2
Occupancy and equipment	12,945	12,190	11,862	6.2	9.1
Amortization of intangibles	2,125	1,986	2,369	7.0	-10.3
Other real estate owned	820	192	1,467	327.6	-44.1
Merger-related	2,946	352	317	n/m	n/m
Other	22,144	20,238	21,397	9.4	3.5
Total non-interest expense	84,181	78,863	78,482	6.7	7.3

Income before income taxes	43,156	42,106	43,581	2.5	-1.0
Taxable equivalent adjustment	1,743	1,741	1,831	0.1	-4.8
Income taxes	12,220	11,827	12,620	3.3	-3.2
Net income	$29,193	$28,538	$29,130	2.3	0.2

Earnings per share:
Basic	$0.20	$0.20	$0.21	0.0	-4.8
Diluted	$0.20	$0.20	$0.21	0.0	-4.8

Non-GAAP Operating Results
Operating net income:
Net income	$29,193	$28,538	$29,130
Gain on extinguishment of debt, net of tax	(1,013)	0	0
Merger and severance costs, net of tax	1,915	229	206
Operating net income	$30,095	$28,767	$29,336	4.6	2.6

Operating diluted earnings per share:
Diluted earnings per share	$0.20	$0.20	$0.21
Effect of gain on extinguishment of debt, net of tax	(0.01)	0.00	0.00
Effect of merger and severance costs, net of tax	0.01	0.00	0.00
Operating diluted earnings per share	$0.21	$0.20	$0.21	5.0	0.0

Common stock data
Average basic shares outstanding	144,380,873	139,650,495	139,093,641	3.4	3.8
Average diluted shares outstanding	145,844,164	141,064,990	140,534,032	3.4	3.8
Ending shares outstanding	145,151,279	140,377,174	139,709,302	3.4	3.9
Book value per share	$10.12	$10.07	$9.82	0.5	3.0
Tangible book value per share (4)	$4.97	$5.00	$4.70	-0.5	5.8
Dividend payout ratio	60.08%	59.31%	58.07%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,		Percent
Statement of earnings	2013	2012	Variance
Interest income	$212,959	$216,572	-1.7
Interest expense	23,117	31,170	-25.8
Net interest income	189,842	185,402	2.4
Taxable equivalent adjustment	3,484	3,732	-6.7
Net interest income (FTE) (1)	193,326	189,134	2.2
Provision for loan losses	15,444	13,599	13.6
Net interest income after provision (FTE)	177,882	175,535	1.3

Service charges	35,191	34,753	1.3
Insurance commissions and fees	8,531	8,054	5.9
Securities commissions and fees	5,790	4,041	43.3
Trust income	8,252	7,576	8.9
Gain on sale of securities	752	368	n/m
Gain on sale of loans	2,043	1,520	34.5
Other	9,865	8,211	20.1
Total non-interest income	70,424	64,523	9.1

Salaries and employee benefits	87,106	85,676	1.7
Occupancy and equipment	25,135	23,654	6.3
Amortization of intangibles	4,111	4,650	-11.6
Other real estate owned	1,012	3,103	-67.4
Merger-related	3,298	7,311	-54.9
Other	42,382	40,761	4.0
Total non-interest expense	163,044	165,155	-1.3

Income before income taxes	85,262	74,903	13.8
Taxable equivalent adjustment	3,484	3,732	-6.7
Income taxes	24,047	20,459	17.5
Net income	$57,731	$50,712	13.8

Earnings per share:
Basic	$0.41	$0.36	13.9
Diluted	$0.40	$0.36	11.1

Non-GAAP Operating Results
Operating net income:
Net income	$57,731	$50,712
Gain on extinguishment of debt, net of tax	(1,013)	0
Merger and severance costs, net of tax	2,144	5,149
Operating net income	$58,862	$55,861	5.4

Operating diluted earnings per share:
Diluted earnings per share	$0.40	$0.36
Effect of gain on extinguishment of debt, net of tax	(0.01)	0.00
Effect of merger and severance costs, net of tax	0.01	0.04
Operating diluted earnings per share	$0.40	$0.40	0.0

Common stock data
Average basic shares outstanding	142,028,751	138,996,110	2.2
Average diluted shares outstanding	143,465,670	140,442,324	2.2
Ending shares outstanding	140,377,174	139,709,302	0.5
Book value per share	$10.07	$9.82	2.5
Tangible book value per share (4)	$5.00	$4.70	6.3
Dividend payout ratio	59.70%	66.60%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				2Q13 -	2Q13 -
	2013		2012	1Q13	2Q12
	Second	First	Second	Percent	Percent
Balance Sheet (at period end)	Quarter	Quarter	Quarter	Variance	Variance
Assets
Cash and due from banks	$197,879	$146,810	$197,317	34.8	0.3
Interest bearing deposits with banks	32,223	14,786	25,441	117.9	26.7
Cash and cash equivalents	230,102	161,596	222,758	42.4	3.3
Securities available for sale	1,164,903	1,164,327	1,071,924	0.0	8.7
Securities held to maturity	1,149,481	1,110,556	1,203,240	3.5	-4.5
Residential mortgage loans held for sale	19,614	25,871	17,000	-24.2	15.4
Loans, net of unearned income	8,637,089	8,209,286	7,860,856	5.2	9.9
Allowance for loan losses	(108,280)	(107,702)	(101,647)	0.5	6.5
Net loans	8,528,809	8,101,584	7,759,209	5.3	9.9
Premises and equipment, net	145,833	134,889	148,806	8.1	-2.0
Goodwill	709,477	675,555	673,094	5.0	5.4
Core deposit and other intangible assets, net	37,503	35,865	42,337	4.6	-11.4
Bank owned life insurance	262,877	252,763	237,871	4.0	10.5
Other assets	324,792	334,984	374,500	-3.0	-13.3
Total Assets	$12,573,391	$11,997,990	$11,750,739	4.8	7.0

Liabilities
Deposits:
Non-interest bearing demand	$1,974,415	$1,792,603	$1,614,476	10.1	22.3
Savings and NOW	5,243,746	4,974,539	4,686,599	5.4	11.9
Certificates and other time deposits	2,428,037	2,443,496	2,685,225	-0.6	-9.6
Total Deposits	9,646,198	9,210,638	8,986,300	4.7	7.3
Other liabilities	140,958	133,324	162,786	5.7	-13.4
Short-term borrowings	1,030,617	945,001	934,510	9.1	10.3
Long-term debt	92,420	91,738	90,654	0.7	1.9
Junior subordinated debt	194,200	204,032	203,993	-4.8	-4.8
Total Liabilities	11,104,393	10,584,733	10,378,243	4.9	7.0

Stockholders' Equity
Common stock	1,454	1,406	1,396	3.4	4.1
Additional paid-in capital	1,438,008	1,379,086	1,367,855	4.3	5.1
Retained earnings	98,575	86,923	49,485	13.4	99.2
Accumulated other comprehensive income	(62,077)	(47,198)	(41,361)	31.5	50.1
Treasury stock	(6,962)	(6,960)	(4,879)	0.0	42.7
Total Stockholders' Equity	1,468,998	1,413,257	1,372,496	3.9	7.0
Total Liabilities and Stockholders' Equity	$12,573,391	$11,997,990	$11,750,739	4.8	7.0

Selected average balances
Total assets	$12,470,029	$12,004,759	$11,734,221	3.9	6.3
Earning assets	10,886,197	10,473,093	10,164,175	3.9	7.1
Securities	2,296,190	2,254,387	2,255,255	1.9	1.8
Interest bearing deposits with banks	60,198	62,427	93,187	-3.6	-35.4
Loans, net of unearned income	8,529,810	8,156,278	7,815,733	4.6	9.1
Allowance for loan losses	109,156	104,838	103,618	4.1	5.3
Goodwill and intangibles	745,458	712,467	718,507	4.6	3.8
Deposits and customer repurchase agreements (6)	10,333,999	9,938,273	9,750,808	4.0	6.0
Short-term borrowings	224,769	208,541	166,502	7.8	35.0
Long-term debt	93,273	91,134	90,510	2.3	3.1
Trust preferred securities	206,602	204,025	203,986	1.3	1.3
Shareholders' equity	1,473,945	1,410,827	1,367,333	4.5	7.8

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
Balance Sheet (at period end)	2013	2012	Variance
Assets
Cash and due from banks	$197,879	$197,317	0.3
Interest bearing deposits with banks	32,223	25,441	26.7
Cash and cash equivalents	230,102	222,758	3.3
Securities available for sale	1,164,903	1,071,924	8.7
Securities held to maturity	1,149,481	1,203,240	-4.5
Residential mortgage loans held for sale	19,614	17,000	15.4
Loans, net of unearned income	8,637,089	7,860,856	9.9
Allowance for loan losses	(108,280)	(101,647)	6.5
Net loans	8,528,809	7,759,209	9.9
Premises and equipment, net	145,833	148,806	-2.0
Goodwill	709,477	673,094	5.4
Core deposit and other intangible assets, net	37,503	42,337	-11.4
Bank owned life insurance	262,877	237,871	10.5
Other assets	324,792	374,500	-13.3
Total Assets	$12,573,391	$11,750,739	7.0

Liabilities
Deposits:
Non-interest bearing demand	$1,974,415	$1,614,476	22.3
Savings and NOW	5,243,746	4,686,599	11.9
Certificates and other time deposits	2,428,037	2,685,225	-9.6
Total Deposits	9,646,198	8,986,300	7.3
Other liabilities	140,958	162,786	-13.4
Short-term borrowings	1,030,617	934,510	10.3
Long-term debt	92,420	90,654	1.9
Junior subordinated debt	194,200	203,993	-4.8
Total Liabilities	11,104,393	10,378,243	7.0

Stockholders' Equity
Common stock	1,454	1,396	4.1
Additional paid-in capital	1,438,008	1,367,855	5.1
Retained earnings	98,575	49,485	99.2
Accumulated other comprehensive income	(62,077)	(41,361)	50.1
Treasury stock	(6,962)	(4,879)	42.7
Total Stockholders' Equity	1,468,998	1,372,496	7.0
Total Liabilities and Stockholders' Equity	$12,573,391	$11,750,739	7.0

Selected average balances
Total assets	$12,238,679	$11,648,943	5.1
Earning assets	10,680,786	10,067,502	6.1
Securities	2,275,404	2,175,029	4.6
Interest bearing deposits with banks	61,306	101,706	-39.7
Loans, net of unearned income	8,344,076	7,790,767	7.1
Allowance for loan losses	107,009	103,068	3.8
Goodwill and intangibles	729,054	718,851	1.4
Deposits and customer repurchase agreements (6)	10,137,229	9,675,512	4.8
Short-term borrowings	216,700	159,739	35.7
Long-term debt	92,210	91,399	0.9
Trust preferred securities	205,321	202,931	1.2
Shareholders' equity	1,442,561	1,359,951	6.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				2Q13 -	2Q13 -
	2013		2012	1Q13	2Q12
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Performance ratios
Return on average equity	7.94%	8.20%	8.57%
Return on average tangible equity (2) (4)	16.83%	17.32%	19.01%
Return on average assets	0.94%	0.96%	1.00%
Return on average tangible assets (3) (4)	1.05%	1.07%	1.12%
Net interest margin (FTE) (1)	3.63%	3.66%	3.80%
Yield on earning assets (FTE) (1)	4.03%	4.12%	4.39%
Cost of funds	0.50%	0.56%	0.69%
Efficiency ratio (FTE) (1) (5)	58.63%	59.76%	57.74%
Effective tax rate	29.51%	29.30%	30.23%

Capital ratios
Equity / assets (period end)	11.68%	11.78%	11.68%
Leverage ratio	8.30%	8.40%	8.07%
Tangible equity / tangible assets (period end) (4)	6.11%	6.22%	5.95%
Tangible equity, excluding AOCI / tangible
assets (period end) (4) (7)	6.63%	6.64%	6.33%

Balances at period end
Loans:
Commercial real estate	$2,866,536	$2,678,523	$2,616,758	7.0	9.5
Commercial and industrial	1,750,870	1,710,798	1,493,378	2.3	17.2
Commercial leases	136,268	131,500	125,293	3.6	8.8
Commercial loans and leases	4,753,674	4,520,821	4,235,429	5.2	12.2
Direct installment	1,301,891	1,192,426	1,109,676	9.2	17.3
Residential mortgages	1,059,644	1,072,898	1,158,377	-1.2	-8.5
Indirect installment	607,958	574,121	577,903	5.9	5.2
Consumer LOC	868,992	817,412	741,509	6.3	17.2
Other	44,930	31,608	37,962	42.1	18.4
Total loans	$8,637,089	$8,209,286	$7,860,856	5.2	9.9

Deposits:
Non-interest bearing deposits	$1,974,415	$1,792,603	$1,614,476	10.1	22.3
Savings and NOW	5,243,746	4,974,539	4,686,599	5.4	11.9
Certificates of deposit and other time deposits	2,428,037	2,443,496	2,685,225	-0.6	-9.6
Total deposits	9,646,198	9,210,638	8,986,300	4.7	7.3
Customer repurchase agreements (6)	714,540	741,124	768,114	-3.6	-7.0
Total deposits and customer repurchase agreements (6)	$10,360,738	$9,951,762	$9,754,414	4.1	6.2

Average balances
Loans:
Commercial real estate	$2,868,973	$2,682,103	$2,624,722	7.0	9.3
Commercial and industrial	1,730,834	1,656,556	1,472,261	4.5	17.6
Commercial leases	133,446	130,439	121,130	2.3	10.2
Commercial loans and leases	4,733,253	4,469,098	4,218,113	5.9	12.2
Direct installment	1,245,030	1,181,715	1,092,523	5.4	14.0
Residential mortgages	1,065,577	1,078,323	1,168,327	-1.2	-8.8
Indirect installment	587,537	576,684	571,763	1.9	2.8
Consumer LOC	855,741	812,263	723,594	5.4	18.3
Other	42,672	38,196	41,413	11.7	3.0
Total loans	$8,529,810	$8,156,278	$7,815,733	4.6	9.1

Deposits:
Non-interest bearing deposits	$1,901,610	$1,744,465	$1,569,047	9.0	21.2
Savings and NOW	5,215,319	4,893,299	4,685,943	6.6	11.3
Certificates of deposit and other time deposits	2,461,490	2,493,703	2,723,223	-1.3	-9.6
Total deposits	9,578,419	9,131,467	8,978,213	4.9	6.7
Customer repurchase agreements (6)	755,580	806,806	772,595	-6.3	-2.2
Total deposits and customer repurchase agreements (6)	$10,333,999	$9,938,273	$9,750,808	4.0	6.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
	2013	2012	Variance
Performance ratios
Return on average equity	8.07%	7.50%
Return on average tangible equity (2) (4)	17.07%	16.86%
Return on average assets	0.95%	0.88%
Return on average tangible assets (3) (4)	1.06%	0.99%
Net interest margin (FTE) (1)	3.64%	3.77%
Yield on earning assets (FTE) (1)	4.08%	4.39%
Cost of funds	0.53%	0.73%
Efficiency ratio (FTE) (1) (5)	59.19%	59.06%
Effective tax rate	29.41%	28.75%

Capital ratios
Equity / assets (period end)	11.68%	11.68%
Leverage ratio	8.30%	8.07%
Tangible equity / tangible assets (period end) (4)	6.11%	5.95%
Tangible equity, excluding AOCI / tangible
assets (period end) (4) (7)	6.63%	6.33%

Balances at period end
Loans:
Commercial real estate	$2,866,536	$2,616,758	9.5
Commercial and industrial	1,750,870	1,493,378	17.2
Commercial leases	136,268	125,293	8.8
Commercial loans and leases	4,753,674	4,235,429	12.2
Direct installment	1,301,891	1,109,676	17.3
Residential mortgages	1,059,644	1,158,377	-8.5
Indirect installment	607,958	577,903	5.2
Consumer LOC	868,992	741,509	17.2
Other	44,930	37,962	18.4
Total loans	$8,637,089	$7,860,856	9.9

Deposits:
Non-interest bearing deposits	$1,974,415	$1,614,476	22.3
Savings and NOW	5,243,746	4,686,599	11.9
Certificates of deposit and other time deposits	2,428,037	2,685,225	-9.6
Total deposits	9,646,198	8,986,300	7.3
Customer repurchase agreements (6)	714,540	768,114	-7.0
Total deposits and customer repurchase agreements (6)	$10,360,738	$9,754,414	6.2

Average balances
Loans:
Commercial real estate	$2,781,961	$2,643,052	5.3
Commercial and industrial	1,687,994	1,436,071	17.5
Commercial leases	131,951	117,182	12.6
Commercial loans and leases	4,601,906	4,196,306	9.7
Direct installment	1,213,547	1,092,227	11.1
Residential mortgages	1,071,915	1,189,493	-9.9
Indirect installment	582,140	562,050	3.6
Consumer LOC	834,122	709,395	17.6
Other	40,446	41,295	-2.1
Total loans	$8,344,076	$7,790,767	7.1

Deposits:
Non-interest bearing deposits	$1,823,471	$1,519,847	20.0
Savings and NOW	5,055,199	4,638,767	9.0
Certificates of deposit and other time deposits	2,477,507	2,768,560	-10.5
Total deposits	9,356,177	8,927,174	4.8
Customer repurchase agreements (6)	781,052	748,338	4.4
Total deposits and customer repurchase agreements (6)	$10,137,229	$9,675,512	4.8

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
				2Q13 -	2Q13 -
	2013		2012	1Q13	2Q12
	Second	First	Second	Percent	Percent
Asset Quality Data	Quarter	Quarter	Quarter	Variance	Variance
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$67,034	$65,578	$84,322	2.2	-20.5
Restructured loans	17,488	16,555	11,842	5.6	47.7
Non-performing loans	84,522	82,133	96,164	2.9	-12.1
Other real estate owned (9)	37,370	35,869	35,647	4.2	4.8
Non-performing loans and OREO	121,892	118,002	131,811	3.3	-7.5
Non-performing investments	610	413	2,811	47.7	-78.3
Total non-performing assets	$122,502	$118,415	$134,622	3.5	-9.0

Non-performing loans / total loans	0.98%	1.00%	1.22%
Non-performing loans / total originated loans (10)	1.11%	1.11%	1.42%
Non-performing loans + OREO / total loans + OREO	1.40%	1.43%	1.67%
Non-performing loans + OREO / total originated
loans + OREO (10)	1.59%	1.59%	1.93%
Non-performing assets / total assets	0.97%	0.99%	1.15%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$102,504	$100,194	$102,093	2.3	0.4
Provision for loan losses	6,649	6,358	6,243	4.6	6.5
Net loan charge-offs	(6,304)	(4,048)	(7,473)	55.7	-15.6
Allowance for loan losses (originated portfolio) (10)	102,849	102,504	100,863	0.3	2.0

Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	5,198	4,180	0
Provision for loan losses	1,254	1,183	784
Net loan charge-offs	(1,021)	(165)	0
Allowance for loan losses (acquired portfolio) (11)	5,431	5,198	784

Total allowance for loan losses	$108,280	$107,702	$101,647	0.5	6.5

Allowance for loan losses / total loans	1.25%	1.31%	1.29%
Allowance for loan losses (originated loans) / total
originated loans (10)	1.35%	1.39%	1.49%
Allowance for loan losses (originated loans) / total
non-performing loans (8)	121.68%	124.80%	104.89%

Net loan charge-offs (annualized) / total average loans	0.34%	0.21%	0.38%
Net loan charge-offs on originated loans (annualized) /
total average originated loans (10)	0.33%	0.22%	0.45%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$37,478	$34,909	$30,697	7.4	22.1
Loans 90+ days past due	5,377	5,974	5,973	-10.0	-10.0
Non-accrual loans	67,034	65,578	84,322	2.2	-20.5
Total past due and non-accrual loans	$109,889	$106,461	$120,992	3.2	-9.2

Total past due and non-accrual loans / total originated loans	1.44%	1.45%	1.78%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$25,218	$13,872	$21,287	81.8	18.5
Loans 90+ days past due	45,653	41,234	36,045	10.7	26.7
Non-accrual loans	0	0	0	0.0	0.0
Total past due and non-accrual loans	$70,871	$55,106	$57,332	28.6	23.6

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
Asset Quality Data	2013	2012	Variance
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$67,034	$84,322	-20.5
Restructured loans	17,488	11,842	47.7
Non-performing loans	84,522	96,164	-12.1
Other real estate owned (9)	37,370	35,647	4.8
Non-performing loans and OREO	121,892	131,811	-7.5
Non-performing investments	610	2,811	-78.3
Total non-performing assets	$122,502	$134,622	-9.0

Non-performing loans / total loans	0.98%	1.22%
Non-performing loans / total originated loans (10)	1.11%	1.42%
Non-performing loans + OREO / total loans + OREO	1.40%	1.67%
Non-performing loans + OREO / total originated
loans + OREO (10)	1.59%	1.93%
Non-performing assets / total assets	0.97%	1.15%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$100,194	$100,662	-0.5
Provision for loan losses	13,007	12,815	1.5
Net loan charge-offs	(10,352)	(12,614)	-17.9
Allowance for loan losses (originated portfolio) (10)	102,849	100,863	2.0

Allowance for loan losses (acquired portfolio) (11)
Balance at beginning of period	4,180	0
Provision for loan losses	2,437	784
Net loan charge-offs	(1,186)	0
Allowance for loan losses (acquired portfolio) (11)	5,431	784

Total allowance for loan losses	$108,280	$101,647	6.5

Allowance for loan losses / total loans	1.25%	1.29%
Allowance for loan losses (originated loans) / total
originated loans (10)	1.35%	1.49%
Allowance for loan losses (originated loans) / total
non-performing loans (8)	121.68%	104.89%

Net loan charge-offs (annualized) / total average loans	0.28%	0.33%
Net loan charge-offs on originated loans (annualized) /
total average originated loans (10)	0.28%	0.38%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$37,478	$30,697	22.1
Loans 90+ days past due	5,377	5,973	-10.0
Non-accrual loans	67,034	84,322	-20.5
Total past due and non-accrual loans	$109,889	$120,992	-9.2

Total past due and non-accrual loans / total originated loans	1.44%	1.78%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$25,218	$21,287	18.5
Loans 90+ days past due	45,653	36,045	26.7
Non-accrual loans	0	0	0.0
Total past due and non-accrual loans	$70,871	$57,332	23.6

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2013
	Second Quarter			First Quarter
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$39,302	$18	0.19%	$30,071	$14	0.19%
Taxable investment securities (13)	2,133,972	10,685	1.95%	2,084,966	10,597	1.98%
Non-taxable investment securities (14)	162,218	2,223	5.48%	169,421	2,337	5.52%
Residential mortgage loans held for sale	20,895	203	3.88%	32,357	280	3.46%
Loans (14) (15)	8,529,810	96,455	4.53%	8,156,278	93,631	4.64%
Total Interest Earning Assets (14)	10,886,197	109,584	4.03%	10,473,093	106,859	4.12%
Cash and due from banks	175,936			172,969
Allowance for loan losses	(109,156)			(104,838)
Premises and equipment	146,036			138,694
Other assets	1,371,016			1,324,841
Total Assets	$12,470,029			$12,004,759

Liabilities
Deposits:
Interest-bearing demand	$3,829,847	1,433	0.15%	$3,649,049	1,502	0.17%
Savings	1,385,472	162	0.05%	1,244,250	168	0.05%
Certificates and other time	2,461,490	5,748	0.94%	2,493,703	6,595	1.07%
Customer repurchase agreements	755,580	437	0.23%	806,806	485	0.24%
Other short-term borrowings	224,769	638	1.12%	208,541	622	1.19%
Long-term debt	93,273	775	3.33%	91,134	774	3.44%
Junior subordinated debt	206,603	1,902	3.69%	204,025	1,876	3.73%
Total Interest Bearing Liabilities (14)	8,957,034	11,095	0.50%	8,697,508	12,022	0.56%
Non-interest bearing demand deposits	1,901,610			1,744,465
Other liabilities	137,440			151,959
Total Liabilities	10,996,084			10,593,932
Stockholders' equity	1,473,945			1,410,827
Total Liabilities and Stockholders' Equity	$12,470,029			$12,004,759

Net Interest Earning Assets	$1,929,163			$1,775,585

Net Interest Income (FTE)		98,489			94,837
Tax Equivalent Adjustment		(1,743)			(1,741)
Net Interest Income		$96,746			$93,096

Net Interest Spread			3.54%			3.56%
Net Interest Margin (14)			3.63%			3.66%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2012
	Second Quarter
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$77,073	$39	0.20%
Taxable investment securities (13)	2,072,052	12,515	2.36%
Non-taxable investment securities (14)	183,203	2,579	5.63%
Residential mortgage loans held for sale	16,114	189	4.69%
Loans (14) (15)	7,815,733	95,794	4.92%
Total Interest Earning Assets (14)	10,164,175	111,116	4.39%
Cash and due from banks	178,331
Allowance for loan losses	(103,618)
Premises and equipment	148,335
Other assets	1,346,998
Total Assets	$11,734,221

Liabilities
Deposits:
Interest-bearing demand	$3,483,658	1,838	0.23%
Savings	1,202,285	243	0.08%
Certificates and other time	2,723,223	8,532	1.26%
Customer repurchase agreements	772,595	645	0.33%
Other short-term borrowings	166,502	690	1.64%
Long-term debt	90,510	889	3.95%
Junior subordinated debt	203,986	1,967	3.88%
Total Interest Bearing Liabilities (14)	8,642,759	14,804	0.69%
Non-interest bearing demand deposits	1,569,047
Other liabilities	155,082
Total Liabilities	10,366,888
Stockholders' equity	1,367,333
Total Liabilities and Stockholders' Equity	$11,734,221

Net Interest Earning Assets	$1,521,416

Net Interest Income (FTE)		96,312
Tax Equivalent Adjustment		(1,831)
Net Interest Income		$94,481

Net Interest Spread			3.70%
Net Interest Margin (14)			3.80%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2013			2012
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$34,712	$32	0.19%	$87,669	$95	0.22%
Taxable investment securities (13)	2,109,605	21,281	1.97%	1,990,339	24,873	2.45%
Non-taxable investment securities (14)	165,799	4,560	5.50%	184,690	5,218	5.65%
Residential mortgage loans held for sale	26,594	483	3.63%	14,037	316	4.51%
Loans (14) (15)	8,344,076	190,087	4.58%	7,790,767	189,802	4.89%
Total Interest Earning Assets (14)	10,680,786	216,443	4.08%	10,067,502	220,304	4.39%
Cash and due from banks	174,461			183,244
Allowance for loan losses	(107,009)			(103,068)
Premises and equipment	142,385			148,019
Other assets	1,348,056			1,353,246
Total Assets	$12,238,679			$11,648,943

Liabilities
Deposits:
Interest-bearing demand	$3,739,948	2,935	0.16%	$3,460,439	4,038	0.23%
Savings	1,315,251	330	0.05%	1,178,328	619	0.11%
Certificates and other time	2,477,507	12,343	1.00%	2,768,560	17,914	1.30%
Customer repurchase agreements	781,052	921	0.23%	748,338	1,328	0.35%
Other short-term borrowings	216,699	1,261	1.16%	159,740	1,451	1.80%
Long-term debt	92,210	1,549	3.39%	91,399	1,842	4.05%
Junior subordinated debt	205,321	3,778	3.71%	202,931	3,978	3.94%
Total Interest Bearing Liabilities (14)	8,827,988	23,117	0.53%	8,609,735	31,170	0.73%
Non-interest bearing demand deposits	1,823,471			1,519,847
Other liabilities	144,659			159,410
Total Liabilities	10,796,118			10,288,992
Stockholders' equity	1,442,561			1,359,951
Total Liabilities and Stockholders' Equity	$12,238,679			$11,648,943

Net Interest Earning Assets	$1,852,798			$1,457,767

Net Interest Income (FTE)		193,326			189,134
Tax Equivalent Adjustment		(3,484)			(3,732)
Net Interest Income		$189,842			$185,402

Net Interest Spread			3.55%			3.67%
Net Interest Margin (14)			3.64%			3.77%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES
We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding
F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B.
Corporation's reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	2013		2012
	Second	First	Second
	Quarter	Quarter	Quarter
Return on average tangible equity (2):
Net income (annualized)	$117,094	$115,739	$117,162
Amortization of intangibles, net of tax (annualized)	5,541	5,237	6,194
	122,635	120,976	123,356

Average total shareholders' equity	1,473,945	1,410,827	1,367,333
Less: Average intangibles	(745,458)	(712,467)	(718,507)
	728,487	698,360	648,826

Return on average tangible equity (2)	16.83%	17.32%	19.01%

Return on average tangible assets (3):
Net income (annualized)	$117,094	$115,739	$117,162
Amortization of intangibles, net of tax (annualized)	5,541	5,237	6,194
	122,635	120,976	123,356

Average total assets	12,470,029	12,004,759	11,734,221
Less: Average intangibles	(745,458)	(712,467)	(718,507)
	11,724,571	11,292,292	11,015,714

Return on average tangible assets (3)	1.05%	1.07%	1.12%

Tangible book value per share:
Total shareholders' equity	$1,468,998	$1,413,257	$1,372,496
Less: intangibles	(746,981)	(711,420)	(715,431)
	722,017	701,837	657,065

Ending shares outstanding	145,151,279	140,377,174	139,709,302

Tangible book value per share	$4.97	$5.00	$4.70

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,
	2013	2012
Return on average tangible equity (2):
Net income (annualized)	$116,418	$101,982
Amortization of intangibles, net of tax (annualized)	5,388	6,078
	121,806	108,060

Average total shareholders' equity	1,442,561	1,359,951
Less: Average intangibles	(729,054)	(718,851)
	713,507	641,100

Return on average tangible equity (2)	17.07%	16.86%

Return on average tangible assets (3):
Net income (annualized)	$116,418	$101,982
Amortization of intangibles, net of tax (annualized)	5,388	6,078
	121,806	108,060

Average total assets	12,238,679	11,648,943
Less: Average intangibles	(729,054)	(718,851)
	11,509,624	10,930,092

Return on average tangible assets (3)	1.06%	0.99%

Tangible book value per share:
Total shareholders' equity	$1,468,998	$1,372,496
Less: intangibles	(746,981)	(715,431)
	722,017	657,065

Ending shares outstanding	140,377,174	139,709,302

Tangible book value per share	$5.14	$4.70

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2013		2012
	Second	First	Second
	Quarter	Quarter	Quarter
Tangible equity / tangible assets (period end):
Total shareholders' equity	$1,468,998	$1,413,257	$1,372,496
Less: intangibles	(746,981)	(711,420)	(715,431)
	722,017	701,837	657,065

Total assets	12,573,391	11,997,990	11,750,739
Less: intangibles	(746,981)	(711,420)	(715,431)
	11,826,410	11,286,570	11,035,308

Tangible equity / tangible assets (period end)	6.11%	6.22%	5.95%

Tangible equity, excluding AOCI / tangible
assets (period end) (7):
Total shareholders' equity	$1,468,998	$1,413,257	$1,372,496
Less: intangibles	(746,981)	(711,420)	(715,431)
Less: AOCI	62,077	47,198	41,361
	784,094	749,035	698,426

Total assets	12,573,391	11,997,990	11,750,739
Less: intangibles	(746,981)	(711,420)	(715,431)
	11,826,410	11,286,570	11,035,308
Tangible equity, excluding AOCI / tangible
assets (period end) (7)	6.63%	6.64%	6.33%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income excluding amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income excluding amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)

The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense, FHLB prepayment  penalties, litigation settlement accrual, branch consolidation costs and merger costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less gain on sale of an acquired building, gain on extinguishment of debt, securities gains and net impairment losses on securities plus losses on asset disposals related to the branch consolidation project.

(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)

Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than-temporarily impaired securities, unrealized losses on derivative instruments and unrecognized pension and postretirement obligations.

(8)	Does not include loans acquired at fair value ("acquired portfolio").
(9)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(10)	"Originated Portfolio" or "Originated Loans" equals loans and leases not included by definition in the Acquired Portfolio.
(11)

"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

(12)	Represents contractual balances.
(13)	The average balances and yields earned on taxable investment securities are based on historical cost.
(14)

The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.  The yields on earning assets and the net interest margin are presented on an FTE and annualized basis.  The rates paid on interest-bearing liabilities are also presented on an annualized basis.

(15)	Average balances for loans include non-accrual loans. Loans consist of average total loans less average unearned income. The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact, Cynthia Christopher, 724-983-3429, christoc@fnb-corp.com, or Media Contact, Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com